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                                                                     EXHIBIT 5.1

                  [LETTERHEAD OF FULBRIGHT & JAWORSKI L.L.P.]
                                February 4, 2002




Magnum Hunter Resources, Inc.
600 East Las Colinas Blvd., Suite 1100
Irving, Texas  75039

Ladies and Gentlemen:

         We have acted as counsel for Magnum Hunter Resources, Inc., a Nevada corporation (the "Company"), in connection with the proposed issuance by the Company of up to 37,000,000 shares of its common stock, par value $0.002 per share (the "Shares"), to the stockholders of Prize Energy Corp., a Delaware corporation ("Prize"), pursuant to the proposed merger (the "Merger") of Prize with and into a wholly owned subsidiary of the Company, under the Agreement and Plan of Merger dated December 17, 2001, as amended (the "Merger Agreement") among the Company, Pintail Energy, Inc., a Delaware corporation, and Prize. The terms of the proposed Merger are described in the Registration Statement on Form S-4 (Registration No. 333-76774) filed by the Company with the Securities and Exchange Commission on January 15, 2002, as amended (the "Registration Statement'), for the registration of the Shares under the Securities Act of 1933.

         In connection with this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments as we have deemed necessary for the purposes of this opinion. We have also examined such certificates of public officials, corporate officers of the Company and of other persons as we have deemed relevant and appropriate as a basis for this opinion, and we have made no effort to independently verify the facts set forth in such certificates; however, nothing has come to our attention that contradicts any such facts. Further, in making the foregoing examinations, we have assumed the genuineness of all signatures, the legal capacity of each natural person signatory to any of the documents reviewed by us, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. In making the foregoing examinations, we have assumed that all representations and warranties made in such documents (other than those which are expressed herein as our opinion) were and are true, correct and complete.

         Based upon the foregoing, and subject to the exceptions, qualifications and limitations herein set forth, it is our opinion that the Shares have been duly authorized and, when issued in connection with the Merger as provided in the Merger Agreement, will be duly and validly issued, fully paid and non-assessable.

         This opinion is expressly limited by, subject to and based upon the assumptions, exceptions, limitations and qualifications set forth below.

                  A. To the extent this opinion is governed by the laws of the State of Nevada, we have based such opinion exclusively upon a reading of the Nevada

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Magnum Hunter Resources, Inc.
February 4, 2002
Page 2


         General Corporation Law without taking into account any legislative, judicial or administrative interpretations thereof. The lawyers in our office in Dallas, Texas are members of the State Bar of Texas and, except as set forth in the immediately preceding sentence, we express no opinion with respect to the laws of any jurisdiction other than the State of Texas and the federal laws of the United States of America.

                  B. This opinion is given as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.


                                            Very truly yours,

                                            /s/ FULBRIGHT & JAWORSKI L.L.P.

                                            Fulbright & Jaworski L.L.P.